For Immediate Release                  Contact:
---------------------
                                        KCSA Worldwide Public Relations
                                        Todd Fromer / Elizabeth Mwangi
                                        212-896-1215 / 212-896-1242
                                        todd@kcsa.com / emwangi@kcsa.com
                                        -------------   ----------------

    HEALTHEXTRAS REPORTS RECORD FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS
                                      - - -
                  Company Raises 2003 Revenue and EPS Guidance

ROCKVILLE, MD, February 4, 2003 -- HealthExtras, Inc. (NASDAQ: HLEX), a pharmacy benefit management company, today announced its financial results for the fourth quarter and year-ended December 31, 2002.

FOURTH QUARTER HIGHLIGHTS
-------------------------

 - Net income for the fourth quarter 2002 was $2.2 million or $0.07 per share excluding a net non-recurring gain as described below. GAAP net income was $9.9 million or $0.30 per share.
 - Revenues for the fourth quarter 2002 totaled $74.6 million, a 62% increase over comparable fourth quarter 2001 revenues of $46.0 million.
 - Over 1.5 million prescriptions were processed during the quarter and total earnings before interest, taxes, depreciation, and amortization (EBITDA) were $2.8 million.

2002 HIGHLIGHTS
---------------

 - Net income for 2002 was $5.8 million or $0.18 per share excluding a net non-recurring gain as described below. GAAP net income was $13.5 million or $0.42 per share.
 - Total revenues for 2002 totaled $248.4 million, a greater than 100% increase over 2001 revenues of $118.2 million.
 - The Company processed over 4.5 million prescriptions in 2002 and EBITDA was $7.5 million for the year.

Results for the fourth quarter and year-ended December 31, 2002 included two non-recurring, non-cash items. First, as a result of the Company's sustained and continued profitability the Company recognized a $10.2 million tax benefit principally resulting from the Company releasing the reserve for its deferred tax asset. Second, HealthExtras has fully integrated the Company's legacy systems into its primary claims adjudication and customer support systems. Accordingly, the Company recognized a $2.6 million charge related to these legacy systems.

"Overall, we are pleased with the Company's financial performance. The significant growth in revenues reflects both new client additions and the recent
acquisition  of  PNNC,"  said  David  T.  Blair,   Chief  Executive  Officer  of
HealthExtras. "More importantly, again in 2002 we demonstrated that our

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programs  effectively  reduce pharmacy  expenditures for our clients,  which in turn is driving sales through an expanding list of client references and endorsements." he added.

INCREASED  EARNINGS  GUIDANCE
-----------------------------
HealthExtras   expects   full-year  2003  diluted  earnings  per  share  to  be
approximately $0.30, fully taxed and total revenues for 2003 to be approximately $375 million. The increased guidance reflects:

-        Strong results from the 2002 selling season
-        The acquisition of PNNC
-        Improved operating margins
-        Effective tax rate of approximately 39%

Revised 2003 EPS guidance reflects a 15% increase over previously stated guidance for 2003 which equated to earnings of $0.26 per share fully taxed. Additionally, the Company expects to generate $17 million of cash flow from operations and approximately $20 million of EBITDA in 2003.

"The nearly threefold expected increase in year over year EBITDA reflects our ability to rapidly grow our business by targeting local markets and customizing our services for regional employer groups and managed care organizations," added Blair.

The estimates provided here are the mid-point of ranges that management considers reasonable based on currently available information. Financial performance for 2003 will be dependent upon, among other things, continued success marketing to employer groups and regional managed care organizations, renewal of current client contracts, maintenance of supplemental health revenues, and the successful integration of PNNC.

FILING OF FORM 8-K/A
--------------------
The Company has filed the required historical and pro forma financial statements related to the acquisition of PNNC on Form 8-K/A with the Securities and Exchange Commission on February 3, 2003.

ABOUT HEALTHEXTRAs (www.healthextras.com)
-----------------------------------------
HealthExtras, Inc., a pharmacy benefit management company, currently provides benefits to over two million members and the Company's clients include managed care organizations, large employer groups, unions, government agencies and individual consumers.

The Company's integrated pharmacy benefit management services include: claims processing, mail order services, benefit design consultation, drug utilization review, formulary management and drug data analysis services. Additionally, the Company operates a national retail pharmacy network with over 53,000
participating   pharmacies.


This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in HealthExtras' filings with the Securities and Exchange Commission.

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


HealthExtras, Inc.
Balance Sheet Information December 31, 2002
-----------------------------------------------------------
Assets

 Current assets:

 Cash and cash equivalents                       $    17,531,051
 Accounts receivable                                  37,799,778
 Income tax receivable                                 2,773,773
 Deferred tax assets                                   1,286,313
 Deferred charges:
     Direct                                            1,388,072
     Marketing and promotion                             500,000
 Other current assets                                  1,282,484
                                                  --------------

     Total current assets                             62,561,471

 Fixed assets, net                                     4,056,130
 Deferred tax assets                                   3,759,152
 Intangible assets                                    14,185,751
 Goodwill                                             33,538,142
 Restricted cash                                       1,000,000
 Other assets                                            901,490
                                                  --------------

    Total assets                                 $   120,002,136
                                                 ===============

 Liabilities and stockholders' equity

 Current liabilities:
 Accounts payable                                $    34,451,789
 Notes payable                                         1,056,000
 Accrued expenses and other current liabilities        2,156,165
 Deferred revenue                                      4,813,555
                                                  --------------

    Total current liabilities                         42,477,509
                                                  --------------

 Notes payable                                        18,000,000
                                                  --------------

   Total liabilities                                  60,477,509
                                                  --------------
 Stockholder's equity:

 Common stock                                            322,951
 Additional paid-in capital                           70,460,184
 Deferred compensation                                   (15,381)
 Retained deficit                                    (11,243,127)
                                                  --------------

    Total stockholder's equity                        59,524,627
                                                  --------------

 Total liabilities and stockholders' equity      $   120,002,136
                                                  ==============
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

Income Statement

                                                   For the quarter                     For the quarter
                                                   ended December 31, 2001             ended December 31, 2002
                                                   -----------------------             -----------------------
 Revenue                                           $            45,996,395             $            74,599,767
                                                   -----------------------             -----------------------

 Direct expenses                                                36,034,926                          65,449,151
 Disposal of fixed assets                                               --                           2,563,956
 Selling, general & administrative                              10,068,282                           6,885,924
                                                   -----------------------             -----------------------

   Total operating expenses                                     46,103,208                          74,899,031
                                                   -----------------------             -----------------------
   Operating loss                                                 (106,813)                           (299,264)

 Interest income (expense), net                                    109,072                             (55,180)
                                                   -----------------------             -----------------------

 Income before tax                                                   2,259                            (354,444)

 Tax credits                                                            --                         (10,204,596)
 Minority interest                                                 (95,642)                                 --
                                                   -----------------------             -----------------------

Net (loss) income                                  $               (93,383)            $             9,850,152
                                                   =======================             =======================

EPS - basic                                        $                    --             $                  0.30
EPS - diluted                                      $                    --             $                  0.30

Adjusted Income Statement


Net (loss) income                                  $               (93,383)            $             9,850,152
Excluded non-cash and other charges (credit):

Tax Credits                                                             --                         (10,204,596)
Fixed Asset Disposal                                                    --                           2,563,956
Deferred compensation                                              (14,533)                              4,614
Warrant charge                                                     520,348                                  --
                                                   -----------------------             -----------------------
Adjusted net  income                               $               412,432             $             2,214,126
                                                   =======================             =======================

EPS - basic                                        $                  0.01             $                  0.07
EPS - diluted                                      $                  0.01             $                  0.07

Weighted average common shares                                      31,705                              32,302
basic (in thousands)

Weighted average common shares                                      31,705                              32,484
diluted (in thousands)


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